Exhibit No. 99 (11)

Citigroup Inc.

A$ Programme for the issuance of
Medium Term Notes, Series M
(“Programme”)

A$800,000,000 5.750% p.a. Notes due 9 June 2010

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1	Issuer:	Citigroup Inc.
6	Status of the Notes:	Senior
7	Currency: - of Denomination - of Payment	Australian dollars Australian dollars
8	Aggregate Principal Amount of Tranche:	A$550,000,000 (original issuance), A$250,000,000 (re-opening)
9	Issue Date:	9 June 2005 (original issuance), 9 December 2005 (re-opening)
10	Issue Price:	99.529%
11	Specified Denomination(s):	A$10,000 (However, the minimum subscription price for offers made in, to or from Australia must be at least A$500,000)
12	Record Date:	The twelfth day before the relevant date for payment
13	Interest:	Interest bearing
	(a) Interest Rate:	5.750% p.a.
	(b) Interest Payment Dates:	Each 9 June and 9 December beginning on 9 December 2005 and ending on the Maturity Date
	(c) Interest Period End Dates:	Interest Payment Dates
	(d) Day Count Fraction:	RBA Bond Basis
	(e) Interest Commencement Date:	Issue Date
	(f) Amount of interest payable:	A$287.50 per A$10,000 Note on each Interest Payment Date
14	Applicable Business Day Convention:
	- for Interest Payment Dates:	Following Business Day Convention
	- for Maturity Date and any other Instalment Dates:	Following Business Day Convention
	- for Interest Period End Dates:	Following Business Day Convention
	- any other date:	Following Business Day Convention
18	Maturity Date:	9 June 2010
19	Maturity Redemption Amount:	Outstanding Principal Amount
20	Early Redemption:	Notes may be redeemed at the option of the Issuer for taxation reasons. Notes may not otherwise be redeemed at the option of the Issuer.
22	Early Redemption Amount:	Outstanding Principal Amount
23	Early Redemption Amount (Default):	Outstanding Principal Amount
24	Events of Default:
	(a) Early Termination Amount:	Outstanding Principal Amount